Exhibit 1.1

[•] Shares

Avast Software N.V.

Common Stock

(€0.24 Par Value)

UNDERWRITING AGREEMENT

[  ], 2012

UBS Limited

Deutsche Bank Securities Inc.

Jefferies & Company, Inc.

As	Representatives of the
Several Underwriters

c/o UBS Limited
1 Finsbury Avenue
London EC2M 2PP

Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York  10005

Jefferies & Company, Inc.

520 Madison Avenue

New York, New York  10022

Ladies and Gentlemen:

Avast Software N.V., a public limited liability company (naamloze vennootschap) formed under the laws of The Netherlands (the “Company”) proposes to sell to the several underwriters (the “Underwriters”) named on Schedule I hereto for whom you are acting as representatives (the “Representatives”) an aggregate of [•] shares (the “Firm Shares”) of the Company’s common stock, €0.24 par value (the “Common Stock).  The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names on Schedule I hereto.  The Company also proposes to sell to the several Underwriters at the Underwriters’ option an aggregate of up to [•] additional shares of the Company’s Common Stock (the “Option Shares”) as set forth in Section 2(c) hereof.

As the Representatives, you have advised the Company (a) that you are authorized to enter into this agreement (the “Agreement”) on behalf of the several Underwriters and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names on Schedule I hereto, plus their pro rata portion of the Option Shares if the several Underwriters elect to exercise the option set forth in Section 2(c) hereof in whole or in part for their respective accounts.  The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares”.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Underwriters as follows:

(i)                A registration statement on Form F-1 (File No. 333-178658) with respect to the Shares has been prepared by the Company in conformity in all material respects with the requirements of the U.S. Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the U.S. Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission.  Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting in all material respects, at the time of filing thereof, the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you.  Such registration statement, as amended at the time it became effective, together with any registration statement filed by the Company pursuant to Rule 462(b) under the Act, is herein referred to as the “Registration Statement”, which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A under the Act and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement.  “Prospectus” means the form of prospectus first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act.  Each preliminary prospectus included in the Registration Statement prior to the time the Registration Statement became effective is herein referred to as a “Preliminary Prospectus”.

(ii)               As of the Applicable Time (as defined below) and as of the Closing Date or the Option Closing Date, as the case may be, neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information included on Schedule II hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the General Disclosure Package or any individual Limited Use Free Writing

Prospectus, when considered together with the General Disclosure Package, in each case, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 hereof.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means [•] [a][p].m. (New York City Time) on the date of this Agreement.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”) that is identified on Schedule III hereto.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, including without limitation any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations of the Act (“Rule 405”)), relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) excepted from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“Statutory Prospectus” means the Preliminary Prospectus dated July [9], 2012.

(iii)              The Company has been duly incorporated and is existing as a public limited liability company (naamloze vennootschap) under the laws of The Netherlands, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus.  Each of the subsidiaries of the Company is listed in Exhibit A hereto (collectively, the “Subsidiaries”).  Each Subsidiary of the Company has been duly organized or established and is validly existing as a corporation, limited liability company or similar entity in good standing to the extent that the concept of “good standing” exists in a specified jurisdiction under the laws of the jurisdiction of its organization or establishment with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus.  The Subsidiaries are the only subsidiaries, direct or indirect, of the Company.  The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification except for such jurisdictions where the failure to be so qualified would not (i) have, individually or in the aggregate, a material adverse effect on the earnings, business, management, properties, assets, rights, operations or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole or (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”).  The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized to the extent that the concept of due authorization exists in a specified jurisdiction and validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

(iv)             The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and conform in all material respects to the description of the shares of Common Stock contained in the Registration Statement, the General Disclosure Package and the Prospectus; the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable and will conform in all material respects to the description of the shares of Common Stock contained in the Registration Statement, the General Disclosure Package and the Prospectus; the pre-emptive rights (voorkeursrechten) with respect to the Shares as referred to in Section 2:96a of the Civil Code of The Netherlands or other rights of holders of the outstanding shares of Common Stock of the Company to acquire the Shares will have been validly excluded as of the Closing Date and any Option Closing Date; no shares of Common Stock have been issued contrary to any pre-emptive rights, whether arising from contract or by operation of law; there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue shares of Common Stock or any other class of capital stock of the Company (except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus); and, as of the Closing Date, there will be no restrictions on subsequent transfers of the Shares under the laws of The Netherlands except as described in the Registration Statement, the General Disclosure Package and the Prospectus.  Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.

(v)              The information set forth under the caption “Capitalization” in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package) is true and correct in all material respects.  All of the Shares conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.  Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise specifically stated therein or in this Agreement, the Company has not:  (i) issued any securities (other than securities issued in connection with (x) any grant of stock options or exercise of outstanding stock options or nonvested shares of common stock and (y) the conversion of outstanding shares of preferred stock into shares of common stock); (ii) incurred any liability or obligation, direct or contingent, for borrowed money (other than immaterial, direct liabilities or obligations for borrowed money incurred in the ordinary course of business); or (iii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(vi)             The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Shares, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission.  The Registration Statement contains, and the Prospectus, as of its date and as of the Closing Date or any Option Closing Date, and any amendments or supplements thereto will contain, all statements that are required to be stated therein by, and will conform in all material respects to, the requirements of the Act and the Rules and Regulations.  The Registration Statement and any amendments thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as of its date and as of the Closing Date or any Option Closing Date, and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of a material fact; and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 hereof.

(vii)            No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus and any preliminary or other prospectus deemed to be a part thereof that has not been suspended or superseded.  The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Shares.

(viii)           The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act and consistent with Section 4(ii) hereof.  The Company will file with the Commission all Issuer Free Writing Prospectuses in the time required under Rule 433(d) under the Act subject to any extension permitted pursuant to Rule 164.

(ix)              (i) At the time of filing the Registration Statement and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares as contemplated by the Registration Statement.

(x)               The consolidated financial statements of the Company and its consolidated Subsidiaries, together with related notes as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly the consolidated financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods.  Such financial statements and related schedules have been prepared in accordance with International Financial Reporting Standards as adopted by the International Accounting Standards Board (“IFRS”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made.  The summary and selected consolidated financial and statistical data included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.  All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations and as applicable to foreign private issuers) comply in all material respects with Regulation G of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Item 10 of Regulation S-K under the Act, to the extent applicable.  The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.  There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required.

(xi)              Ernst & Young Audit, s.r.o., who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) as required by the Act.

(xii)             Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and NASDAQ Stock Market, Inc. thereunder (collectively, the “Sarbanes-Oxley Act”) have been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act.  The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply (including Section 402 related to loans) and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect or which will become applicable to the Company.  As of the date of the initial filing of the registration statement referred to in Section 1(i) hereof, there were no outstanding personal loans made, directly or indirectly, by the Company to any director or executive officer of the Company.

(xiii)            Except as set forth in the Registration Statement, the General Disclosure Package or the Prospectus, there is no legal, governmental, administrative or regulatory investigation, action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or to which any property of the Company or its Subsidiaries is, or to the knowledge of the Company, would reasonably be expected to be, subject, before any court or regulatory or administrative agency or otherwise which if determined adversely to the Company or any of its Subsidiaries would, individually or in the aggregate, have a Material Adverse Effect.  There are no current or pending legal, governmental, administrative or regulatory investigations, actions, suits, claims or proceedings that are required under the Act to be described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so described in the Registration Statement, the General Disclosure Package or the Prospectus.  There are no statutes, regulations or contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the General Disclosure Package or the Prospectus.

(xiv)            The Company and its Subsidiaries have good and marketable title to all of the properties and assets reflected in the consolidated financial statements hereinabove described or described in the Registration Statement, the General Disclosure Package and the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or described in the Registration Statement, the General Disclosure Package and the Prospectus or which (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries or (ii) would, individually or in the aggregate, have a Material Adverse Effect.  Each of the leased properties of the Company and its Subsidiaries are occupied under valid and binding leases except as individually or in the aggregate would not have a Material Adverse Effect.

(xv)             The Company and its Subsidiaries have filed all U.S. federal, state, and local and Dutch, Czech and any other tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve or accrual has been established in accordance with IFRS, except where a failure to file such tax returns would not reasonably be expected to have a Material Adverse Effect.  All material tax liabilities have been provided for in the financial statements of the Company, in accordance with IFRS.

(xvi)            Since the date of the most recent annual or interim financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, (i) there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, (ii) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or its Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, and (iii) neither the Company nor any of its Subsidiaries has sustained any loss or interference with its business that is material to the Company and its Subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xvii)           Neither the Company nor any of its Subsidiaries is, or with the giving of notice or lapse of time or both, would currently be, (i) in violation of its certificate or articles of incorporation or deed of incorporation, charter, articles of association, by-laws, certificate of formation or other organizational documents, as applicable, (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound or (iii) in violation of any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary, or any of their properties or assets, except in the case of clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect, and except in the case of clause (iii), as described in the Registration Statement, the General Disclosure Package and the Prospectus.  The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof do not and will not conflict with or result in a breach of (x) any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, (y) the certificate of incorporation or formation, deed of incorporation, articles of incorporation or association, charter, by-laws or other organizational documents, as applicable, of the Company or (z) any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary, or any of their properties or assets, except for, in the case of clauses (x) and (z), such conflicts or breaches that would not, individually or in the aggregate, have a Material Adverse Effect.

(xviii)          The execution and delivery of, and the performance by the Company of its obligations under, this Agreement has been duly and validly authorized by all necessary corporate or similar applicable action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

(xix)            Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary to be obtained by the Company or any Subsidiary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated has been obtained or made and is in full force and effect (except such additional steps as may be required by the Commission, the Financial Industry Regulatory Authority, Inc. (“FINRA”) and such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws).

(xx)             Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Company and its Subsidiaries (i) hold all licenses, registrations, certificates and permits from governmental authorities (collectively, “Governmental Licenses”) which are necessary to the conduct of their business, (ii) are in compliance with the terms and conditions of all Governmental Licenses, and all Governmental Licenses are valid and in full force and effect, and (iii) have not received any written or other notice of proceedings relating to the revocation or modification of any Governmental License.

(xxi)            Except as would not have, individually or in the aggregate, a Material Adverse Effect, the Company and its Subsidiaries own or possess the right to use all patents, inventions, trademarks, trade names, service marks, logos, trade dress, designs, data, database rights, Internet domain names, rights of privacy, rights of publicity, copyrights, works of authorship, license rights, trade secrets, know-how and proprietary information (including unpatented and unpatentable proprietary or confidential information, inventions, systems or procedures) and other industrial property and intellectual property rights, including registrations and applications for any of the foregoing (collectively, “Intellectual Property”) necessary to conduct their respective businesses as presently conducted or as currently contemplated to be conducted in the future in the Registration Statement, the General Disclosure Package and the Prospectus.  Except as would not have, individually or in the aggregate, a Material Adverse Effect, (i) to the knowledge of the Company, there are no rights of third parties to any of the Intellectual Property owned by the Company or any of its Subsidiaries, (ii) to the knowledge of the Company, neither the Company nor any of the Subsidiaries, whether through their respective products and services or the conduct of their respective businesses, has infringed, misappropriated, conflicted with or otherwise violated, or is currently infringing, misappropriating, conflicting with or otherwise violating any Intellectual Property of another person or entity, (iii) there is no pending action, action threatened in writing, suit, proceeding or written claim by others that the Company or any of its Subsidiaries is infringing, misappropriating, conflicting with or otherwise violating any Intellectual Property of another person or entity or challenging the validity or scope of any Intellectual Property owned by the Company or its Subsidiaries and neither the Company or its Subsidiaries is aware of any other fact which would form a reasonable basis for any such claims, and (iv) the Company knows of no infringement, misappropriation or violation by others of Intellectual Property owned by or licensed to the Company or the Subsidiaries.  Except as would not have, individually or in the aggregate, a Material Adverse Effect, all licenses, contracts and agreements material to the conduct of the business of the Company or its Subsidiaries as currently conducted are valid and are in full force and effect and neither the Company or any of its Subsidiaries has received any notice of and is not in material breach or default thereof, and, to the knowledge of the Company, no other party thereto is in material breach or default of any of its obligations thereof.

(xxii)           None of the Intellectual Property or technology (including information technology and outsourced arrangements) employed by the Company or the Subsidiaries has been obtained or is being used by the Company or the Subsidiaries in violation of any contractual obligation binding on the Company or any of the Subsidiaries or any of their respective officers, directors or employees or otherwise in violation of the rights of any persons.  The Company and the Subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Company and the Subsidiaries (the “Company IT Systems”).  The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and the Subsidiaries as currently conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company has implemented back-up and disaster recovery plans that it believes are reasonable for its business.

(xxiii)          Neither the Company nor, to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

(xxiv)          Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Registration Statement, General Disclosure Package and the Prospectus, will be an “investment company” within the meaning of such terms under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1940 Act”).

(xxv)           The Company and its Subsidiaries maintain internal controls sufficient to provide reasonable assurance that:  (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no (i) material weakness in the Company’s internal control over financial reporting or (ii) change in internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus.  The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of:  (i) all material weaknesses in the design or operation of internal control over financial reporting which have materially and adversely affected or are reasonably likely to materially and adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(xxvi)          The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) under the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations under the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(xxvii)         The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(xxviii)        The operations of the Company and the Subsidiaries are and have been conducted at all times in material compliance with applicable financial record-keeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of jurisdictions where the Company and the Subsidiaries conduct business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines applicable to the Company and the Subsidiaries, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(xxix)           Neither the Company nor, to the Company’s knowledge, any director, officer, agent or employee of the Company or affiliate controlled by the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any similar sanctions imposed by the European Union, the United Nations Security Council or any other relevant sanctions authority to which the Company or any of its Subsidiaries is subject (collectively, “other economic sanctions”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or other economic sanctions.

(xxx)            Neither the Company nor any of the Subsidiaries nor any director, officer, nor to the Company’s knowledge, any agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of the Subsidiaries:  (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity:  (ii) has made any direct or indirect unlawful contribution or payment to any official of, or candidate for, or any employee of, any federal, state or foreign office from corporate funds; (iii) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions (the “OECD Convention”), Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or any similar law or regulation to which the Company, any of its Subsidiaries, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of the Subsidiaries is subject.  The Company, the Subsidiaries and their affiliates have each conducted their businesses in compliance with the FCPA, the OECD Convention and any applicable similar law or regulation and have instituted and maintain policies and procedures designed to promote and achieve compliance therewith.

(xxxi)           The Company and each of the Subsidiaries carry, or are covered by, insurance, from insurers of recognized financial responsibility, in such amounts and covering such risks as is prudent and customary for companies engaged in similar businesses; and the Company and the Subsidiaries have no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(xxxii)          Except in each case as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus neither the Company nor any of the Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Company is not aware of any pending investigation that might lead to such a claim.

(xxxiii)         The Shares have been approved for quotation upon notice of issuance on the NASDAQ Global Select Market.

(xxxiv)        There are no relationships, direct or indirect, or related-party transactions involving the Company or any of the Subsidiaries or any other person required to be described in the Registration Statement and the Prospectus which have not been described in such documents and the General Disclosure Package as required.

(xxxv)         No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

(xxxvi)        No labor disturbance by or dispute with employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened.

(xxxvii)       Neither the Company nor any of the Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of the Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(xxxviii)      Neither the Company nor any of the Subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of The Netherlands.

(xxxix)         All dividends and other distributions declared and payable on the Shares may under the current laws and regulations of The Netherlands be paid in United States dollars and may be freely transferred out of The Netherlands, subject to applicable Dutch withholding tax.

(xl)              The information set forth in the Registration Statement and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Common Stock, under the caption “Taxation” and under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects.

(xli)             The Company has not elected pursuant to section 897(i) of the Internal Revenue Code of 1986, as amended (the “Code”), to be treated as a domestic corporation.

(xlii)            After giving effect to the offering and sale of the Common Stock and the application of the proceeds thereof as described in the Registration Statement, General Disclosure Package and the Prospectus, the Company does not believe that it is, for its 2011 taxable year, and does not expect to be, for its 2012 taxable year, classified as a “passive foreign investment company” as defined in Section 1297 of the Code, and the regulations promulgated thereunder, although the determination cannot be made until the end of such taxable year.  The Company also does not expect to be classified as a “passive foreign investment company” in the reasonably foreseeable future, based on the current business plans of the Company, which are subject to change.

(xliii)           From April 5, 2012 through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(xliv)           The Company has not engaged, and has not authorized anyone to engage, in Testing-the-Waters Communications.  “Testing-the-Waters Communications” means any oral or written communication relating to the offering of the Shares with potential investors permitted by Section 5(d) of the Act.

2.             PURCHASE, SALE AND DELIVERY OF THE FIRM SHARES.

(a)           On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $[•] per share, the number of Firm Shares set forth opposite the name of each Underwriter on Schedule I hereto, subject to adjustments in accordance with Section 9 hereof.

(b)           Payment for the Firm Shares to be sold hereunder is to be made in Federal (same day) funds to an account designated by the Company against delivery of the shares therefor to the Representatives for the several accounts of the Underwriters.  Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York, at 10:00 a.m., New York City Time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date”.  As used herein, “business day” means a day on which the NASDAQ Global Select Market is open for trading and on which banks in New York City are open for business and not permitted by law or executive order to be closed.

(c)           In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in Section 2(a) hereof.  The maximum number of Option Shares to be sold by the Company is [•].  The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) at any time, from time to time thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company, setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which such Option Shares are to be delivered.   The time and date at which the Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”).  If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date.  The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares.  You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company.  To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in federal (same day) funds drawn to the order of the Company for the Option Shares to be sold by it against delivery of the Option Shares therefor through the facilities of The Depository Trust Company, New York, New York.

3.             OFFERING BY THE UNDERWRITERS.

It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so.  The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus.  The Representatives may from time to time thereafter change the public offering price and other selling terms.

It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with an Agreement Among Underwriters entered into among you and the several other Underwriters.

4.             COVENANTS OF THE COMPANY.

The Company covenants and agrees with the several Underwriters that:

(i)                The Company will (A) prepare and timely file with the Commission under Rule 424(b) under the Act a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A under the Act and (B) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance  with the Rules and Regulations.

(ii)               The Company will (i) not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission under Rule 433 under the Act unless the Representatives approve its use in writing prior to first use, which approval shall not be unreasonably withheld, conditioned or delayed (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included on Schedule III hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives, (ii)  treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.  The Company will satisfy the conditions in Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

(iii)              The Company will advise the Representatives promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed, (D) of any request of the Commission for amendment of the Registration Statement or for supplement to the General Disclosure Package or the Prospectus or for any additional information, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act, (F) upon becoming aware of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the General Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the General Disclosure Package or any such Issuer

Free Writing Prospectus is delivered to a purchaser, not misleading, and (G) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or, to the knowledge of the Company, threatening of any proceeding for such purpose.  The Company will use its best efforts to prevent the issuance of any such order referred to in clause (E) or (G) of this paragraph and to obtain as soon as possible the lifting thereof, if issued.

(iv)             The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose; provided that the Company shall not be required to (x) qualify as a foreign corporation, (y) file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, or (z) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.  The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

(v)              The Company will deliver upon the order of the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request.  The Company will deliver upon the order of the Representatives, from time to time, as many copies of any Issuer Free Writing Prospectus as the Representatives may reasonably request.  The Company will deliver upon the order of the Representatives during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) (the “Prospectus Delivery Period”) is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request.  The Company will deliver to the Representatives who so request at or before the Closing Date, a conformed copy of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives who so request such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested) and of all amendments thereto, as the Representatives may reasonably request.

(vi)             The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus.  If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company will promptly prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

(vii)            If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition shall exist as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company will promptly prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(viii)           The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Act.

(ix)              Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement, the General Disclosure Package and the Prospectus.

(x)               No offering, pledge, sale, contract to sell (including any short sale), grant of an option to purchase or other disposition of, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock  (or agreement for such) or a public announcement of an intention to effect any such transaction or registration will be made for a period of 180 days after the date of the Prospectus, directly or indirectly, by the Company other than (i) the Shares to be sold hereunder, (ii) pursuant to any of the Company’s equity incentive plans described in the General Disclosure Package and the Prospectus, (iii) pursuant to the exercise of stock options under the Company’s equity incentive plans described in the General Disclosure Package and the Prospectus, (iv) upon the conversion by Summit Partners AVT Coöperatief U.A., Summit Investors I, LLC and Summit Investors I (UK), L.P. (collectively, the “Summit Stockholders”) of preferred stock outstanding on the date hereof in connection with the offering contemplated by this Agreement and pursuant to the Shareholders’ Agreement, dated as of August 20, 2010, among the Company, Eduard Kučera and Pavel Baudiš, the Summit Stockholders and the other parties thereto, (v) in connection with the acquisition by the Company of the securities, business, property or assets of another person or entity or in connection with strategic partnering transactions, or (vi) with the prior written consent of the Representatives; provided that, in the case of subclause (v) the aggregate number of shares issued in all such acquisitions and transactions does not exceed 15% of the outstanding Common Stock of the Company following the offering of the Shares contemplated by this Agreement.  Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period following the last day of the 180-day restricted period, then in each case the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless the Representatives waive, in writing, such extension.  The Company shall promptly notify the Representatives of any earnings release, news or event that may give rise to an extension of the initial 180-day restricted period.

(xi)              The Company will use its reasonable best efforts to effect and maintain the quotation of the Shares on the NASDAQ Global Select Market.

(xii)             The Company has caused each officer, director and stockholder of the Company to execute and deliver to you, on or prior to the date of this agreement, a letter or letters, substantially in the form attached hereto as Exhibit B (the “Lock-Up Agreement”).  If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a Lock-Up Agreement for an officer or director of the Company and provide the Company with notice of the impending release or waiver, substantially in the form attached as Exhibit C hereto, at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit D hereto through a major news service at least two business days before the effective date of the release or waiver.

(xiii)            The Company shall apply the net proceeds received by it from its sale of the Shares as set forth in the Registration Statement, the General Disclosure Package and the Prospectus and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

(xiv)            The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

(xv)             The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(xvi)            The Company will not take, directly or indirectly, any action that is not permitted under applicable law designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(xvii)           The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Shares within the meaning of the Act and (b) completion of the 180-day restricted period referred to in Section 4(x) hereof.

5.             COSTS AND EXPENSES.

Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause its Subsidiaries to pay, all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following:  (i) accounting fees of the Company; (ii) the fees and disbursements of counsel for the Company; (iii) all costs and expenses related to the authorization, issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon; (iv) any roadshow expenses of the Company (provided that the cost of any aircraft chartered for flights in connection with the roadshow shall be borne fifty percent (50%) by the Company, on the one hand, and fifty percent (50%) by the Underwriters, on the other hand); (v) the cost of preparing, printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Issuer Free Writing Prospectuses, the Prospectus, this Agreement, the listing application, any Blue Sky survey, in each case, any supplements or amendments thereto; (vi) the filing fees of the Commission; (vii) the filing fees and reasonable expenses (other than legal fees and disbursements of counsel to the Underwriters) incident to securing any required review by FINRA of the terms of the sale of the Shares, (viii) all expenses and application fees related to the listing of the Shares on of the NASDAQ Global Select Market; (ix) the cost of printing certificates, if any, representing the Shares; (x) the costs and charges of any transfer agent, registrar or depositary; (xi) and the expenses (other than the legal fees and disbursements of counsel for the Underwriters) incurred in connection with the qualification of the Shares under foreign or state securities or Blue Sky laws and the preparation, printing and distribution of a Blue Sky memorandum; and (xii) reasonable legal fees and disbursements of counsel to the Underwriters relating to securing any required review by FINRA of the terms of the sale of the Shares and in connection with the qualification of the Shares under foreign or state securities or Blue Sky laws, in an aggregate amount not greater than $30,000.  Any transfer taxes imposed on the sale of the Shares to the several Underwriters will be paid by the Company.  The Company shall not, however, be required to pay for any of the Underwriters’ expenses (other than those related to qualification under FINRA regulation and state securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11(a)(i), (vi) or (vii) hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable documented out-of-pocket expenses, including reasonable fees and disbursements of counsel, incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

6.             CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on any Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or any Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a)           The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus and each Issuer Free Writing Prospectus required shall have been filed as required by Rules 424, 430A or 433 under the Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction.  No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall be pending or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

(b)           The Representatives shall have received on the Closing Date or any Option Closing Date, as the case may be, the opinion of White & Case LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters substantially in the form of Annex A hereto.

(c)           The Representatives shall have received on the Closing Date and any Option Closing Date, as the case may be, the opinion of White & Case (Europe) LLP, organizacní slozka, Czech counsel for the Company, dated the Closing Date or such Option Closing Date, as the case may be, addressed to the Underwriters substantially in the form of Annex B hereto.

(d)           The Representatives shall have received on the Closing Date and any Option Closing Date, as the case may be, the opinion of De Brauw Blackstone Westbroek N.V., Dutch counsel for the Company, dated the Closing Date or such Option Closing Date, as the case may be, addressed to the Underwriters substantially in the form of Annex C hereto.

(e)           The Representatives shall have received on the Closing Date and any Option Closing Date, as the case may be, the opinion of Rott, Ruzicka & Guttmann, special trademark counsel to AVAST Software a.s., dated the Closing Date or such Option Closing Date, as the case may be, addressed to the Underwriters substantially in the form of Annex D hereto

(f)            The Representatives shall have received from Shearman & Sterling LLP, counsel for the Underwriters, an opinion and 10b-5 statement, dated the Closing Date or any Option Closing Date, as the case may be, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(g)           The Representatives shall have received from NautaDutilh, Dutch counsel for the Underwriters, an opinion, dated the Closing Date or any Option Closing Date, as the case may be, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h)           The Representatives shall have received from Kinstellar, s.r.o., advokátní kancelár, Czech counsel for the Underwriters, an opinion, dated the Closing Date or any Option Closing Date, as the case may be, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i)            The Representatives shall have received, on each of the date hereof, the Closing Date and, if applicable, any Option Closing Date, a letter dated the date hereof, the Closing Date or such Option Closing Date, as the case may be, in form and substance satisfactory to you, of Ernst & Young Audit, s.r.o. confirming that they are an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the PCAOB and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement, the General Disclosure Package and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(j)            The Representatives shall have received on the Closing Date and, if applicable, any Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or any Option Closing Date, as the case may be, each of them severally represents as follows:

(i)                The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;

(ii)               The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date and any Option Closing Date, as the case may be;

(iii)              All filings required to have been made pursuant to Rules 424, 430A, 430B or 430C under the Act have been made as and when required by such rules;

(iv)             He or she has carefully examined the General Disclosure Package and any individual Limited Use Free Writing Prospectus and, in his or her opinion, as of the Applicable Time, the statements contained in the General Disclosure Package and any individual

Limited Use Free Writing Prospectus did not contain any untrue statement of a material fact, and such General Disclosure Package and any individual Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)              He or she has carefully examined the Registration Statement and, in his or her opinion, as of the effective date of the Registration Statement, the Registration Statement and any amendments thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment;

(vi)             He or she has carefully examined the Prospectus and, in his or her opinion, as of its date and the Closing Date or any Option Closing Date, as the case may be, the Prospectus and any amendments and supplements thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(vii)            Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, properties, assets, rights, operations or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

(k)           The Company shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

(l)            The Firm Shares and Option Shares, if any, shall have been approved for quotation upon notice of issuance on the NASDAQ Global Select Market.

(m)          The Lock-Up Agreements described in Section 4(xii) hereof are in full force and effect.

(n)           No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or any Option Closing Date, as the case may be, prevent the issuance or sale of the Shares by the Company; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or such Option Closing Date, as the case may be, prevent the issuance or sale of the Shares by the Company.

The certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representatives and to Shearman & Sterling LLP, counsel for the Underwriters.

If any of the conditions provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing in accordance with Section 10 hereof at or prior to the Closing Date or any Option Closing Date, as the case may be.  In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7.             CERTAIN AGREEMENTS OF THE UNDERWRITERS.  Each Underwriter hereby represents and agrees that it has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Schedule III or prepared pursuant to Section 4(ii) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clause (i) or (iii), an “Underwriter Free Writing Prospectus”).

8.             INDEMNIFICATION.

(a)           The Company agrees:

(i)                to indemnify and hold harmless each Underwriter, the directors and officers of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by the Underwriters by or through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 hereof; and

(ii)               to reimburse each Underwriter, each Underwriters’ directors and officers, and each such controlling person upon demand for any reasonable legal or other out-of-pocket expenses incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding.  In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(b)           Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i)  any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse each of the Company or any such director, officer or controlling person upon demand for any reasonable legal or other out-of-pocket expenses incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry relating to the offering of the Shares, whether or not the Company or any such director, officer or controlling person is a party to any action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Underwriter by or through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 hereof.

This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(c)                                  In case any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing.  No indemnification provided for in Section 8(a) or (b) hereof shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b) hereof.  In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the reasonable fees and disbursements of such counsel incurred related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense.  Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party, or (iv) the indemnifying party shall have failed to assume the defense and employ counsel reasonably acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.  Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) hereof and by the Company, in the case of parties indemnified pursuant to Section 8(b) hereof.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment.  In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and (ii) does not include a statement as to or and admission of fault, culpability or a failure to act by or on behalf of any indemnified party.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)                                 To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) hereof in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares pursuant to this Agreement.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any reasonable legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8(d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)                                  In any proceeding relating to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the exclusive jurisdiction of (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan and (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), agrees that process issuing from such courts may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.  The Company irrevocably appoints AVAST Software, Inc. as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York.

(f)                                    Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred.  The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its directors or officers or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement.  A successor to any Underwriter, its directors or officers or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9.                                       DEFAULT BY UNDERWRITERS.

If on the Closing Date or any Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any other persons satisfactory to the Company, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase.  If during such 36 hours you, as Representatives, shall not have procured such other Underwriters, or any other persons satisfactory to the Company, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date or any Option Closing date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date or any Option Closing Date, as the case may be, the Company or you as the

Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Sections 5 and 8 hereof.  In the event of a default by any Underwriter or Underwriters, as set forth in this Section 8, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement, the General Disclosure Package or in the Prospectus or in any other documents or arrangements may be effected.  The term “Underwriter” includes any person substituted for a defaulting Underwriter.  Nothing in this Section 8, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.                                 NOTICES.

All communications hereunder shall be in writing and, except as otherwise provided herein, shall be sent by mail, overnight courier, personal delivery or facsimile transmission and shall be confirmed as follows:  (A) if to the Underwriters, to (i) Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005, Attention:  Equity Capital Markets — Syndicate Desk, fax:  (212) 797-9344, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005, Attention:  General Counsel, fax:  (212) 797-4564, (ii) UBS Limited, 1 Finsbury Avenue, London EC2M 2PP, Attention:  Equity Capital Markets, fax (+44) 20 7568 1081, with a copy to Transaction Legal, fax:  (+44) 20 7567 2364, and (iii) Jefferies & Company, Inc., 520 Madison Avenue, New York, New York 10022, Attention: General Counsel, fax: (646) 619 4437, with a copy in each case to Shearman & Sterling LLP, 599 Lexington Avenue, New York, NY 10022, Attention Lisa Jacobs, fax: (212) 848 7179; and (B) if to the Company, to AVAST Software a.s., Trianon Office Building, Budejovicka 1518/13a, 140 00, Prague 4, Czech Republic, Attention: Vincent Steckler, CEO, fax: +420 274 005 888, with a copy to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036-2787, Attention: Colin Diamond, Partner, fax: (212) 354-8113.

11.                                 TERMINATION.

This Agreement may be terminated by you by notice to the Company:

(a)                                  at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred:  (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business which in the Representatives’ judgment makes it impracticable or inadvisable to market the Shares; (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States which, in the Representatives’ judgment, is so material and adverse as to make it impracticable or inadvisable to market the Shares; (iii) suspension of trading in securities generally on either the New York Stock Exchange or the NASDAQ Global Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such exchange; (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company; (v) the declaration of a banking moratorium by the United States or New York State authorities; (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)(2) under the Act) or any public announcement by such organization that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading); (vii) the suspension of trading of the Company’s common stock by the NASDAQ Global Select Market, the Commission or any other governmental authority; or (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the securities markets in the United States; or

(b)                                 as provided in Sections 6 and 9 of this Agreement.

12.                                 SUCCESSORS.

This Agreement inures solely to the benefit of the Underwriters, the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder.  No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13.                                 INFORMATION PROVIDED BY UNDERWRITERS.

The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus consists of the information set forth in the fourth sentence of the third paragraph, and the fourth and eleventh paragraphs under the caption “Underwriting” in the Prospectus.

14.                                 MISCELLANEOUS.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers or controlling person thereof, as the case may be, and (c) delivery of and payment for the Shares under this Agreement.

The Company acknowledges and agrees that each Underwriter, in providing investment banking services to the Company in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company does not intend such Underwriter to act in any capacity other than as an independent contractor, including as a fiduciary or in any other position of higher trust.  Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto.  Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in the Specified Courts, and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.  The Company irrevocably appoints the agent set forth under Section 8(e) hereof as agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York.  With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “Judgment Currency”) other than United States dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United

States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the Judgment Currency actually received by such Underwriter.  The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.  The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

The Underwriters and the Company waive any right to trial by jury in any action, claim, suit or proceeding with respect to your engagement as underwriter or your role in connection herewith.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

AVAST SOFTWARE N.V.

By:
Name:
Title:

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

UBS LIMITED

By: UBS Limited

By:
Name:
Title:

By:
Name:
Title:

DEUTSCHE BANK SECURITIES INC.

By: Deutsche Bank Securities Inc.

By:
Name:
Title:

By:
Name:
Title:

JEFFERIES & COMPANY, INC.

By: Jefferies & Company, Inc.

By:
Name:
Title:

By:
Name:
Title:

As Representatives of the several
Underwriters listed on Schedule I hereto

SCHEDULE I

SCHEDULE OF UNDERWRITERS

Number of Firm Shares
Underwriter	to be Purchased
UBS Limited
Deutsche Bank Securities Inc.
Jefferies & Company, Inc.
Pacific Crest Securities LLC
Macquarie Capital (USA) Inc.
Total

SCHEDULE II

[Price and any other terms of the offering conveyed orally]

SCHEDULE III

[Issuer Free Writing Prospectuses]

ANNEX A

ANNEX B

ANNEX C

ANNEX D

EXHIBIT A

SUBSIDIARIES

Subsidiary	Percentage of Ownership

AVAST Software a.s.	100%

AVAST Software Deutschland GmbH	100%

AVAST Software Österreich GmbH	100%

AVAST Software, Inc.	100%

Nadační fond AVAST	100%

EXHIBIT B

FORM OF LOCK-UP AGREEMENT

Avast Software N.V.

Prins Bernhardplein 200

1097JB Amsterdam

The Netherlands

Deutsche Bank Securities Inc.

UBS Limited

Jefferies & Company, Inc.

As Representatives of the

Several Underwriters

c/o Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 10005

and

UBS Limited

1 Finsbury Avenue

London EC2M 2PP

and

Jefferies & Company, Inc.

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

The undersigned understands that Deutsche Bank Securities Inc., UBS Limited and Jefferies & Company, Inc. as representatives (the “Representatives”) of the several underwriters (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Avast Software N.V. (the “Company”) and some or all of its stockholders, providing for the public offering by the Underwriters, including the Representatives, of common stock, par value €0.24 (as such par value may be adjusted) (the “Common Stock”), of the Company (the “Public Offering”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned agrees that, without the prior written consent of the Representatives, the undersigned will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of Common Stock (including,

2

without limitation, shares of Common Stock of the Company which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”), shares of Common Stock which may be issued upon exercise of a stock option or warrant and any other security convertible into or exercisable or exchangeable for Common Stock) or enter into any Hedging Transaction (as defined below) relating to the Common Stock (each of the foregoing referred to as a “Disposition”) during the period specified in the following paragraph (the “Lock-Up Period”). The foregoing restrictions are expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned. “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

The initial Lock-Up Period will commence on the date hereof and continue until, and include, the date that is 180 days after the date of the final prospectus relating to the Public Offering (the “Initial Lock-Up Period”); provided, however, that if (1) during the last 17 days of the Initial Lock-Up Period, (A) the Company releases earnings results or (B) material news or a material event relating to the Company occurs, or (2) prior to the expiration of the Initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period following the last day of the Initial Lock-Up Period, then in each case, the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless the Representatives waive, in writing, such extension.

The foregoing restrictions shall not apply to:

(i)         the transfer of shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering;

(ii)        sales to the Underwriters pursuant to the Underwriting Agreement;

(iii)       if the undersigned is a corporation, partnership, limited liability company or other business entity, a disposition, transfer or distribution to limited or general partners, members, shareholders or other equity holders of the undersigned;

(iv)       transfers to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned or affiliates of the undersigned;

(v)        if the undersigned is an individual, transfers by gift to immediate family members of the undersigned or to a trust the beneficiaries of

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which are exclusively the undersigned or immediate family members of the undersigned;

(vi)       if the undersigned is an individual, transfers by will or intestacy;

(vii)      if the undersigned is an individual, dispositions solely in connection with the “cashless” exercise of stock options (the term “cashless” exercise being intended to include the sale of a portion of the option shares or previously owned shares to the Company or in open market transactions to cover payment of the exercise price) for the purpose of exercising such stock options solely in the case of termination of employment or board service following death, disability or other than for cause (including sales in respect of tax liabilities arising from such exercise and sale) if such stock options would otherwise expire, provided that any shares of Common Stock received upon such exercise shall be subject to all of the restrictions set forth in this Lock-Up Agreement;

(viii)     if the undersigned is an individual, the exercise of options to purchase shares of Common Stock pursuant to employee benefit plans on the terms of such plans as described in the final prospectus relating to the Public Offering, including on a “net” basis; provided that any shares of Common Stock received upon such exercise (other than any shares disposed of to the Company pursuant to exercise on a “net” basis) shall be subject to all of the restrictions set forth in this Lock-Up Agreement;

(ix)       transfers to the Company, as required under any benefit plans or the Company’s certificate of incorporation or bylaws, in connection with the repurchase or forfeiture of shares of Common Stock issued pursuant to employee benefit plans as in effect on the date of the final prospectus relating to the Public Offering or pursuant to the agreements pursuant to which such shares were issued, as in effect in all material respects on the date the final prospectus relating to the Public Offering;

(x)        transfers to a third party or group of third parties or entry into any agreements in connection therewith, relating to any acquisition, sale or merger of the Company approved by the Company’s board of directors pursuant to which a third party is seeking to acquire control of the Company;

(xi)       [if the undersigned is an individual, in connection with the receipt or vesting of securities issued to the undersigned by the Company pursuant to any equity incentive or other compensatory plan, the withholding or surrender of any securities to the Company, or the

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sale of securities, solely with respect to tax liabilities arising from such issuance or vesting;](1)

provided, however, that no filing under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), reporting a reduction in beneficial ownership of shares of the Company shall be required or shall be voluntarily made in connection with any such sale, disposition, distribution or other transfer; provided, further, that with respect to subparagraph (i) any such sale, disposition, distribution or other transfer does not trigger any public filing or public reporting requirement or obligation, including as may be required by the Netherlands Authority for the Financial Markets (Stichting Autoriteit Financiële Markten), or result in any voluntary or other mandatory public disclosure; and provided, further, that with respect to subparagraphs (iii), (iv), (v) and (vi), it shall be a condition to the disposition, distribution or transfer that the distributee or transferee executes an agreement stating that the transferee is receiving or holding the securities subject to the provisions of this Lock-Up Agreement.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, they will notify the Company of the impending release or waiver, and (ii) the Company has agreed or will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

[Notwithstanding any of the provisions of this Lock-Up Agreement, if any party to a lock-up agreement entered into in connection with the Public Offering (a “Triggering Shareholder”) is released with the consent of the Representatives from such lock-up agreement with respect to all or any portion of the shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (a “Triggering Release”), the undersigned shall be notified by the Representatives and shall be immediately and fully released from any remaining restrictions under this Lock-Up Agreement with respect to an amount of Common Stock (and securities convertible into or exercisable or exchangeable for Common Stock) equal to the same percentage of the Common Stock (and securities convertible into or exercisable or exchangeable for Common Stock) being released to the Triggering Shareholder relative to the undersigned’s ownership of Common Stock (and securities convertible into or exercisable or exchangeable for Common Stocks) at the time of the request of the Triggering Release; provided, however, that no release or series of releases by the Representatives of the obligations of any Triggering Shareholder shall constitute a

(1)  To be inserted only in the lock-up agreements signed by those directors and officers who require a vesting carve-out.

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Triggering Release if (a) the shareholder requesting such release or series of releases required such waiver, waivers or termination of its lock-up obligations on the grounds of personal hardship; or (b) the aggregate of the releases granted to the shareholder requesting such release or series of releases does not exceed 1% of the outstanding shares of Common Stock immediately following the Public Offering.](2)

Nothing in this Lock-Up Agreement shall prevent the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that it shall be a condition to the establishment of any such Plan that no sales of shares of Common Stock shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period; and provided, further, such a Plan may only be established if no public announcement of the establishment or existence thereof by the undersigned, the Company or any other person acting on behalf of the undersigned or the Company, shall be required nor shall be voluntarily made by the undersigned, the Company or any other person acting on behalf of the undersigned or the Company, prior to the expiration of the Lock-Up Period.

The undersigned agrees that the Company may with respect to any shares of Common Stock held by the undersigned, or shares of Common Stock issued upon conversion, exercise or exchange of securities convertible into or exercisable or exchangeable for Common Stock, cause the transfer agent for the Company to note stop transfer instructions with respect to such shares of Common Stock on the transfer books and records of the Company.

In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Lock-Up Period, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, except for any such demand or any such exercise that is not publicly disclosed (or required to be publicly disclosed) by the undersigned or any of its affiliates prior to the expiration of the Lock-Up Period; provided that in no event shall the Company be required or permitted to file a registration statement pursuant to such demand or such exercise prior to the expiration of the Lock-Up Period without the prior written consent of the Representatives.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Notwithstanding anything herein to the contrary, this agreement shall be of no further force or effect and the undersigned shall be released from all obligations under this Lock-Up Agreement (i) if the closing of the Public Offering has not occurred on or prior

(2)  To be inserted only in the lock-up agreement signed by Summit.

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to August 15, 2012,(3) (ii) the Company notifies the Representatives in writing that it does not intend to proceed with the Public Offering, or (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the shares of Common Stock to be sold thereunder.

(3)  Assumes roadshow launch on July 9, 2012 and delivery of lock-ups immediately before that date.

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This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Signature:

Print Name:

Number of shares of Common Stock
owned subject to warrants, options
or convertible securities:

EXHIBIT C

FORM OF WAIVER

Avast Software N.V.

Public Offering of Common Stock

[Date]

[Name and Address of

Officer, Director or Stockholder

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Avast Software N.V. (the “Company”) of [      ] shares of common stock, €0.24  par value (the “Common Stock”), of the Company and the lock-up letter dated [        ], 2012 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [        ], 20[    ] , with respect to [          ] shares of Common Stock (the “Shares”).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Underwriting Agreement, dated as of [        ], between the Company and the several underwriters named therein.

UBS Limited, Deutsche Bank Securities Inc. and Jefferies & Company, Inc., as Representatives, hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [        ], 20[    ]; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of this [waiver] [release].  This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

[Remainder of page intentionally left blank.]

Yours very truly,

UBS Limited

By:
Name:
Title:

By:
Name:
Title:

Deutsche Bank Securities Inc.

By:
Name:
Title:

By:
Name:
Title:

Jefferies & Company, Inc.

By:
Name:
Title:

By:
Name:
Title:

cc: Company

EXHIBIT D

FORM OF PRESS RELEASE

[Company]
[Date]

(“[Company]”) announced today that UBS Limited, Deutsche Bank Securities Inc. and Jefferies & Company, Inc., the lead book-running managers in the recent public sale of       shares of the Company’s common stock, is [waiving] [releasing] a lock-up restriction with respect to       shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company.  The [waiver] [release] will take effect on      ,            20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.